EXHIBIT 4.5

   (Form of New Capital Security Certificate for MainStreet Capital Trust I)


                                  EXHIBIT 4.5

                     SERIES B CAPITAL SECURITY CERTIFICATE

                            FORM OF FACE OF SECURITY

                  IF THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY, INSERT:
THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                  THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY SUCH TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                  THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT A PLAN OR PLAN ASSETS ENTITY OR (ii) THE ACQUISITION AND HOLDING OF THIS CAPITAL SECURITY BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS EXEMPT FROM ANY SUCH PROHIBITION.

Certificate Number                                         Aggregate Liquidation
                                                           Amount: $
                                                           CUSIP NO.


               Certificate Evidencing Series B Capital Securities

                                       of

                           MainStreet Capital Trust I


                       Series B 8.90% Capital Securities
                (liquidation amount $1,000 per Capital Security)

                  MainStreet Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________ (the "Holder") is the registered owner of [_________ securities of the Trust]3 [the aggregate liquidation amount of Capital Securities of the Trust specified in Schedule A hereto]4 representing undivided beneficial interests in the assets of the Trust designated the Series B 8.90% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). Subject to the Declaration (as defined below), the Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of November 19, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee, the Common Securities Guarantee (as may be appropriate), and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Junior Subordinated Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Junior Subordinated Debentures.

--------------------
         3        Insert in Definitive Capital Securities only.

         4        Insert in Global Capital Securities only.

                  IN WITNESS WHEREOF, the Trust has executed this certificate.

Dated: ____________________, 1998.




                           MAINSTREET CAPITAL TRUST I


                                            By:________________________________
                                               Name:  James E. Adams
                                               Title: Administrative Trustee


                  PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Capital Securities referred to in the within-mentioned Declaration.

Dated:  _____________________, 1998


                                            THE BANK OF NEW YORK,
                                            not in its individual capacity but
                                            solely as Property Trustee


                                            By: ________________________________
                                                     Authorized Signatory

                          FORM OF REVERSE OF SECURITY

                  Distributions payable on each Capital Security will be fixed at a rate per annum of 8.90% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Junior Subordinated Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Junior Subordinated Debentures. The term "Distributions", as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Junior Subordinated Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

                  Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or duly provided for, if no Distributions have been paid, from November 19, 1997 and will be payable semi-annually in arrears, on June 1 and December 1 of each year, commencing on June 1, 1998, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Junior Subordinated Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date for the Junior Subordinated Debentures or extend beyond the Maturity Date of the Junior Subordinated Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Junior Subordinated Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, end on a date other than an Interest Payment Date for the Junior Subordinated Debentures or extend beyond the Maturity Date of the Junior Subordinated Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                  Subject to receipt of any required regulatory approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust or, simultaneously with any redemption of the Junior Subordinated Debentures, cause a Like Amount of the Trust Securities to be redeemed by the Trust.

                  The Capital Securities shall be redeemable as provided in the Declaration.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------
                   (Insert address and zip code of assignee)


and irrevocably appoints

--------------------------------------------------------------------------------

___________________________________________________________  agent  to  transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee***:    ___________________________________

------------------------
*** Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                   Schedule A


         The initial number of Capital Securities evidenced by the Certificate to which this Schedule is attached is ______ (having an aggregate liquidation amount of $________). The notations in the following table evidence decreases and increases in the number of Capital Securities evidenced by such Certificate.



                                 TABLE CAPTION

Number of Capital
Decrease in Num-
Increase in Num-
Securities Remaining
Number of Capital
Number of Capital after such Decrease
Notation by Securities
Securities or Increase
Registrar